As filed with the Securities and Exchange Commission on October 8, 2003.
                                                 Registration No. 333 - ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE SOUTH FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

     SOUTH CAROLINA                                        57-0824914
-------------------------                                --------------
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                              104 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7900
       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

     WILLIAM P. CRAWFORD, JR., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         THE SOUTH FINANCIAL GROUP, INC.
                              104 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-4777
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)


             FIRST WESTERN BANK 1999 NONSTATUTORY STOCK OPTION PLAN
               FIRST WESTERN BANK 1999 DIRECTOR STOCK OPTION PLAN
       MOUNTAINBANK FINANCIAL CORPORATION 1997 EMPLOYEE STOCK OPTION PLAN
       MOUNTAINBANK FINANCIAL CORPORATION 1997 DIRECTOR STOCK OPTION PLAN
                              (Full Title of Plans)



                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================
         Title of Each Class of             Amount     Proposed Maximum     Proposed Maximum      Amount of
            Securities to be                to be       Offering Price         Aggregate       Registration Fee
               Registered                 Registered       Per Share         Offering Price          (5)
-----------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par value per
   share....                                6,007(1)        $10.09(5)          $60,610.63               $4.90

Common Stock, $1.00 par value per
   share....                              108,730(2)        $10.09(5)       $1,097,085.70              $88.75

Common Stock, $1.00 par value per
   share....                              75,019 (3)        $10.09(5)         $756,941.71              $61.24

Common Stock, $1.00 par value per
   share....                             137,439 (4)        $10.09(5)       $1,386,759.51             $112.19
=================================================================================================================
(1)      The maximum number of shares issuable pursuant to the terms of the First Western Bank 1998 and 1999 Nonstatutory Stock
         Option Plans.
(2)      The maximum number of shares issuable pursuant to the terms of the First Western Bank 1998 and 1999 Director Stock Option
         Plan.
(3)      The maximum number of shares issuable pursuant to the terms of the MountainBank Financial Corporation 1997 Employee Stock
         Option Plan.
(4)      The maximum number of shares issuable pursuant to the terms of the MountainBank Financial Corporation 1997 Director Stock
         Option Plan.
(5)      The weighted average exercise price per share of all options outstanding under the above-referenced plans.


      THE EXHIBIT INDEX IS ON PAGES 4 AND 5 OF THIS REGISTRATION STATEMENT.

                                     PART I:
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.

     Not included in this Registration Statement but provided or to be provided to the participants in the following plans (the "Plans") of The South Financial Group, Inc., the successor by merger to MountainBank Financial Corporation (the "Company"), pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act"):

         First Western Bank 1998 and 1999 Nonstatutory Stock Option Plans First Western Bank 1998 and 1999 Director Stock Option Plans MountainBank Financial Corporation 1997 Employee Stock Option Plan MountainBank Financial Corporation 1997 Director Stock Option Plan


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b) of the Securities Act.


                                    PART II:
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents or portions thereof are hereby incorporated by reference:

     o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, Commission File No. 0-15083.

     o The Company's Quarterly Report on Form 10-Q for the quarters ending March 31, 2003 and June 30, 2003, Commission File No. 0-15083.

     o South Financial's Current Reports on Form 8-K dated January 3, 2003, April 15, 2003 (other than information furnished under Regulation FD), May 19, 2003, July 15, 2003 (other than information furnished under Regulation FD), August 22, 2003, and October 3, 2003;

     o South Financial's registration statement on Form 8-A filed with the Securities and Exchange Commission on or about October 22, 1986, Commission File No. 000-15083 pursuant to Section 12 of the Securities Exchange Act of 1934 that contains descriptions of South Financial's common stock and other rights, including all amendments or reports filed for the purpose of updating such description.

     o All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2002 fiscal year. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     William P. Crawford, Jr., Esq., Executive Vice President and General Counsel of the registrant, is counsel to the registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. On the date hereof, Mr. Crawford beneficially owned 3,015 shares of the common stock of the registrant.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended (attached hereto as Exhibit 99.3), which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director. Section
5.1 of our bylaws provide that the corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation against liability incurred in the proceeding to the fullest extent permitted by law. Section 5.2 of our bylaws provide that the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law. Section 5.3 of our bylaws provide that in addition to any indemnification required by law, the corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of the bylaws with respect to the indemnification and advancement of expenses of directors and officers of the corporation. We have entered into indemnification agreements with each of our directors, which make the above-referenced bylaws provisions the basis of a contract between us and each director.

     Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director of the corporation. We maintain directors' and officers' liability insurance.

     Reference is made to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles of incorporation of the personal liability of a director for breach of the director's fiduciary duty. Reference is made to our Articles of Amendment filed with the South Carolina Secretary of State on April 18, 1989 which state:
"A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

         Exhibit
         -------

         4.1      Articles of Incorporation:    Incorporated   by   reference to
                  Exhibit 3.1 of the Company's Registration Statement on Form S-4, Commission File No. 33-57389.

         4.2 Articles of Amendment dated June 1, 1997. Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 filed on July 30, 1997, Commission File No. 333-32459.

         4.3 Articles of Amendment dated April 19, 2000. Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on April 25, 2000 (Commission File No. 0-15083).

         4.4 Amended and Restated Bylaws of the Company, as amended and restated as of December 18, 1996: Incorporated by reference to
                  Exhibit 3.1 of the Company's Current Report on Form 8-K dated December 18, 1996, Commission File No. 0-15083.

         4.5      Amended   and   Restated   Shareholder    Rights    Agreement:
                  Incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K dated December 18, 1996, Commission File No. 0-15083.

         5.1      Opinion of  William   P.  Crawford,  Jr.,  Esquire   regarding
                  legality of shares of The South Financial Group, Inc.

         23.1     Consent of KPMG LLP.

         23.2     Consent of William P. Crawford, Jr.: Contained in Exhibit 5.1.

         24.1 The Power of Attorney: Contained on the signature page of this Registration Statement.

         99.1     First   Western  Bank  1998  Incentive   Stock   Option  Plan.
                  Incorporated by reference to Exhibit 99.1 of MountainBank Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85614.

         99.2     First  Western  Bank   1999  Incentive   Stock  Option   Plan.
                  Incorporated by reference to Exhibit 99.2 of MountainBank Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85614.

         99.3 First Western Bank 1998 Nonstatutory Stock Option Plan. Incorporated by reference to Exhibit 99.1 of MountainBank Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85610.

         99.4     First  Western  Bank   1999  Nonstatutory  Stock  Option Plan.
                  Incorporated by reference to Exhibit 99.2 of MountainBank Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85610.

         99.5 MountainBank Financial Corporation 1997 Director Stock Option Plan. Incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 (Commission No. 333-71516).

         99.6 MountainBank Financial Corporation 1997 Employee Stock Option Plan. 1997 Employee Stock Option Plan, as amended. Incorporated herein by reference to Exhibit 10.3 to
                  MountainBank Financial Corporation's Registration Statement on Form S-4 (Commission No. 333-71516).

         99.7 Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended.

ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 7th day of October, 2003.

                                       THE SOUTH FINANCIAL GROUP, INC.

                                       By: /s/ William S. Hummers III
                                           -------------------------------------
                                           William S. Hummers III,
                                           Executive Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Crawford, Jr. and William S. Hummers III, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant  to  the   requirements   of  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                        Date

/s/ William R. Timmons, Jr          Chairman of the Board                       October 7, 2003
--------------------------
William R. Timmons, Jr.

/s/ Mack I Whittle, Jr.             President, Chief Executive Officer          October 7, 2003
---------------------------         and Director (Principal Executive Officer)
Mack I. Whittle, Jr.

/s/ William S. Hummers III          Executive Vice President, Director          October 7, 2003
--------------------------          (Principal Accounting and Financial Officer)
William S. Hummers III

                                    Director                                    October 7, 2003
-----------------------
William P. Brant

/s/ Gordon W. Campbell              Director                                    October 7, 2003
--------------------------
Gordon W. Campbell

/s/ J. W. Davis                     Director                                    October 7, 2003
--------------------------
J. W. Davis

/s/ Judd B. Farr                    Director                                    October 7, 2003
---------------------------
Judd B. Farr

                                    Director                                    October 7, 2003
-----------------------
C. Claymon Grimes, Jr.

/s/ M. Dexter Hagy                  Director                                    October 7, 2003
--------------------------
M. Dexter Hagy

                                       7




/s/ Thomas J. Rogers                Director                                    October 7, 2003
---------------------------
Thomas J. Rogers

/s/ H. Earle Russell, Jr.           Director                                    October 7, 2003
------------------------------
H. Earle Russell, Jr.

                                    Director                                    October 7, 2003
-----------------------
Charles B. Schooler

/s/ Edward J. Sebastian             Director                                    October 7, 2003
---------------------------
Edward J. Sebastian

                                    Director                                    October 7, 2003
-----------------------
John C. B. Smith, Jr.

Eugene E. Stone IV                  Director                                    October 7, 2003
-------------------------
Eugene E. Stone IV

/s/ William R. Timmons III          Director                                    October 7, 2003
--------------------------
William R. Timmons, III

                                    Director                                    October 7, 2003
-----------------------
Samuel H. Vickers

/s/ David C. Wakefield III          Director                                    October 7, 2003
--------------------------
David C. Wakefield III


                                INDEX TO EXHIBITS


         Exhibit
         -------

         5.1 Opinion of William P. Crawford, Jr., Esq., regarding legality of shares of The South Financial Group, Inc.

         23.1     Consent of KPMG LLP.

         23.2     Consent of  William  P.  Crawford, Jr., Esq.:   Contained   in
                  Exhibit 5.1.

         24.1 The Power of Attorney: Contained on the signature page of this Registration Statement.

         99.1     First  Western  Bank   1998  Incentive   Stock  Option   Plan.
                  Incorporated by reference to Exhibit 99.1 of MountainBank Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85614.

         99.2 First Western Bank 1999 Incentive Stock Option Plan. Incorporated by reference to Exhibit 99.1 of MountainBank Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85614.

         99.3 First Western Bank 1998 Nonstatutory Stock Option Plan. Incorporated by reference to Exhibit 99.1 of MountainBank Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85610.

         99.4     First  Western  Bank   1999  Nonstatutory  Stock  Option Plan.
                  Incorporated by reference to Exhibit 99.1 of MountainBank Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85610.

         99.5 MountainBank Financial Corporation 1997 Director Stock Option Plan. Incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 (Commission No. 333-71516).

         99.6 MountainBank Financial Corporation 1997 Employee Stock Option Plan. 1997 Employee Stock Option Plan, as amended.
                  Incorporated herein by reference to Exhibit 10.3 to MountainBank Financial Corporation's Registration Statement on Form S-4 (Commission No. 333-71516).

         99.7 Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended.



                                       9